UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to § 240.14a—12

PRESIDENTIAL REALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1

PRESIDENTIAL REALTY CORPORATION

180 South Broadway, White Plains, New York 10605

January 11, 2011

Dear Stockholder,

You recently received proxy materials in connection with the annual meeting of stockholders of Presidential Realty Corporation to be held on Thursday, January 20, 2011, and according to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

Presidential Realty Corporation is asking stockholders to vote on:

Proposal 1: To approve the sale of all or substantially all of our assets in one or more transactions on such terms and subject to such conditions as the Presidential Board of Directors deems appropriate, and to authorize a plan of liquidation and dissolution of Presidential (the “Plan of Liquidation”), subject to the discretion of the Board of Directors;

The required vote to approve Proposal 1 is an affirmative vote by the majority of all shares outstanding and eligible to vote. Your failure to vote will have the same effect of as a vote “AGAINST” this proposal.

Proposal 2: To elect, by vote of the Class A shares, four directors of the Company to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

Proposal 3: To elect, by vote of the Class B shares, two directors of the Company to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

The Board of Directors fully recommends a vote “FOR” on all the above proposals.

Regardless of the number of shares you own, it is important that they be represented at the annual meeting of stockholders. Your vote matters to us and we need your support.

Please vote your shares now so that your vote can be counted without delay. Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the annual meeting of stockholders:

•	VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card and following the instructions on your proxy card to cast your ballot.

•	VOTE THROUGH THE INTERNET: You may cast your vote by logging into the Internet address located on the enclosed proxy card and following the instructions on the website.

•	VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the annual meeting of stockholders, or the voting of your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors Eagle Rock Proxy Advisors at (908) 497-2342.

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR THROUGH THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

Presidential Realty Corporation
By:	/s/ Jeffrey F. Joseph
Jeffrey F. Joseph
President